UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Interoffice Memo

Airgas, Inc 259 N. Radnor-Chester Road Suite 100 Radnor, PA 19087-5283 (610) 687-5253 Fax: (610) 687-1052 http://www.airgas.com

To:	All Airgas Associates

From:	Peter McCausland

Date:	May 17, 2010

Subject:	Looking Ahead to the Annual Meeting

As you know, last week Air Products announced that it has submitted a slate of three nominees for election to the Airgas Board of Directors at this year’s Annual Meeting, which will be held by mid-September. In addition, Air Products announced that it intends to submit three stockholder proposals at the Annual Meeting. Air Products had previously announced its intent to deploy these kinds of actions as part of its hostile attempt to acquire Airgas.

In response, we issued the press release you saw last week stating that we believe these measures are yet another attempt to acquire Airgas at the cheapest possible price solely for the financial benefit of Air Products and its stockholders.

So, what does this mean for all of us at Airgas? Keep in mind that these are normal tactics in a hostile takeover attempt, and we shouldn’t allow them to distract us from running our business. Our Board of Directors, with the assistance of our independent advisors, is well-equipped to navigate these waters.

Over the years, our entrepreneurial sprit and customer-centric culture have yielded tremendous success for Airgas and our stockholders, and we again delivered solid results last quarter. We expect to carry that momentum forward, as your hard work is paying off and Airgas is in a strong position to capitalize on the economic recovery. Our individual and team performance remains critical. We will continue to be judged by our financial performance, and we need to do everything we can to deliver the strong returns our stockholders have come to expect from us.

I, along with the rest of the Board, am confident that Airgas has the right strategy to achieve the substantial value inherent in our company. Every single associate plays an integral role in that strategy, and I know I can count on all of you to remain focused on running our business while meeting or exceeding the needs of our customers.

Should you have any additional questions about these recent developments, I have attached a list of answers to some frequently asked questions about this situation. You can also reach out to your manager and/or review the materials available through the link titled “Air Products’ Unsolicited Proposal” on Airnet or www.airgas.com. As we have throughout this process, we will continue to keep you updated as events unfold.

Thank you again for everything you do for Airgas.

Peter McCausland

Chairman and Chief Executive Officer

ADDITIONAL INFORMATION

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. In response to the tender offer commenced by Air Products Distribution, Inc., a wholly owned subsidiary of Air Products and Chemicals, Inc., Airgas has filed a solicitation/recommendation statement on Schedule 14D-9 with the U.S. Securities and Exchange Commission (“SEC”). INVESTORS AND SECURITY HOLDERS OF AIRGAS ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by Airgas through the web site maintained by the SEC at http://www.sec.gov. Also, materials related to Air Products’ Unsolicited Proposals are available in the “Investor Information” section of the Company’s website at www.airgas.com, or through the following web address: http://investor.shareholder.com/arg/airgascontent.cfm.

In addition, Airgas may file a proxy statement with the SEC. Any definitive proxy statement will be mailed to stockholders of Airgas. INVESTORS AND SECURITY HOLDERS OF AIRGAS ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by Airgas through the web site maintained by the SEC at http://www.sec.gov.

CERTAIN INFORMATION REGARDING PARTICIPANTS

Airgas and certain of its directors and executive officers may be deemed to be participants under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and interests of Airgas’ directors and executive officers in Airgas’ Annual Report on Form 10-K for the year ended March 31, 2009, which was filed with the SEC on June 1, 2009, and its proxy statement for the 2009 Annual Meeting, which was filed with the SEC on July 13, 2009. To the extent holdings of Airgas securities have changed since the amounts printed in the proxy statement for the 2009 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC if and when they become available.

FORWARD-LOOKING STATEMENTS

This communication contains statements that are forward looking. Forward-looking statements include the statements identified as forward-looking in the Company’s press release announcing its quarterly earnings, as well as any statement that is not based on historical fact, including statements containing the words “believes,” “may,” “plans,” “will,” “could,” “should,” “estimates,” “continues,” “anticipates,” “intends,” “expects” and similar expressions. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by us or any other person that the results expressed therein will be achieved. Airgas assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include the factors identified in the Company’s press release announcing its quarterly earnings, as well as other factors described in the Company’s reports, including its March 31, 2009 Form 10-K, subsequent Forms 10-Q, and other forms filed by the Company with the Securities and Exchange Commission. The Company notes that forward-looking statements made in connection with a tender offer are not subject to the safe harbors created by the Private Securities Litigation Reform Act of 1995. The Company is not waiving any other defenses that may be available under applicable law.